UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2025

Herbalife Ltd.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	1-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309, Ugland House, Grand Cayman Cayman Islands	KY1-1104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0005 per share	HLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 24, 2025, Herbalife Ltd. (the “Company”) and HLF Financing, Inc., a wholly owned subsidiary of the Company (together, the “Issuers”), issued a notice of redemption to the holders of the Issuers’ 7.875% Senior Notes due 2025 (the “2025 Notes”) to redeem $65.0 million aggregate principal amount of 2025 Notes (the “Redeemed Notes”). The Redeemed Notes are expected to be redeemed on February 11, 2025 (the “Redemption Date”) at a redemption price of $1,000 per $1,000 in principal amount of the 2025 Notes, plus accrued and unpaid interest, to, but excluding, the Redemption Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

January 30, 2025	By:	/s/ Henry C. Wang
		Name:	Henry C. Wang
		Title:	Chief Legal Officer and Corporate Secretary

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